UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 11, 2013

Starz, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-184551	20-8988475
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

8900 Liberty Circle

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (720) 852-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

On February 11, 2013, Starz, the parent company of Starz, LLC, issued a press release announcing that it had entered into a new, multi-year agreement with Sony Pictures Entertainment that extends Starz’ exclusive first-run output premium pay TV deal.  As a result, Starz will have the exclusive pay television rights to Sony Pictures’ theatrical releases through 2021.  The previous agreement between the two companies had covered motion pictures released theatrically through 2016.

“STARZ and ENCORE subscribers have enjoyed the consistently stellar theatrical product from Sony, and we are thrilled to extend our exclusive partnership into the next decade,” said Chris Albrecht, Starz’ Chief Executive Officer.  Mr. Albrecht has also stated that, “while we cannot comment on the specifics of the new Sony agreement, we believe the terms are consistent with other recent agreements between traditional premium TV networks and major Hollywood studios.”

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 is being furnished to the SEC under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD and shall not be deemed “filed” for any purpose.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Name
99.1	Press Release, dated February 11, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2013

STARZ, LLC

	By:	/s/ J. Steven Beabout
Name: J. Steven Beabout
Title: Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Name
99.1	Press Release, dated February 11, 2013.